Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS THIRD QUARTER 2024 RESULTS

TEMPE, AZ, October 30, 2024 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2024.

Third quarter 2024 results(1):

•
Revenue of $658 million
•
Generated net cash provided by operations of $39 million and positive free cash flow of $29 million
•
GAAP and non-GAAP gross margin of 10.1% and 10.2%, respectively
•
GAAP and non-GAAP operating margin of 4.3% and 5.3%, respectively
•
GAAP and non-GAAP earnings per share of $0.42 and $0.57, respectively

	Three Months Ended
	September 30,	June 30,	September 30,
(Amounts in millions, except per share data)	2024	2024	2023
Sales	$658	$666	$720
Net income	$15	$16	$20
Income from operations	$28	$27	$30
Net income – non-GAAP(1)	$21	$21	$23
Income from operations – non-GAAP(1)	$35	$34	$37
Diluted earnings per share	$0.42	$0.43	$0.57
Diluted earnings per share – non-GAAP(1)	$0.57	$0.57	$0.65
Operating margin	4.3%	4.1%	4.2%
Operating margin – non-GAAP(1)	5.3%	5.1%	5.2%

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

“Our third quarter results represent the 16th consecutive quarter of non-GAAP operating margin expansion on a year-over-year basis. These results coupled with our focused working capital initiatives, has enabled us to deliver $245 million of positive free cash flow over the last 12 months,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “I would again like to welcome our new CFO, Bryan Schumaker, to the company. I am confident with his background and experience he will play a key role in helping drive continued operational excellence as we embark on our next phase of growth.”

Cash Conversion Cycle

	September 30,	June 30,	September 30,
	2024	2024	2023
Accounts receivable days	51	51	60
Contract asset days	26	25	24
Inventory days	89	90	100
Accounts payable days	(54)	(52)	(53)
Advance payments from customers days	(22)	(24)	(26)
Cash conversion cycle days	90	90	105

Third Quarter 2024 Industry Sector Update

Revenue and percentage of sales by industry sector were as follows.

	September 30,		June 30,		September 30,
(In millions)	2024		2024		2023
Semi-Cap	$188	28%	$172	26%	$165	23%
Complex Industrials	151	23	142	21	154	21
Medical	107	16	111	17	149	21
A&D	102	16	109	16	100	14
AC&C	110	17	132	20	152	21
Total	$658	100%	$666	100%	$720	100%

Revenue decreased quarter over quarter primarily due to decreases in Advanced Computing and Communications (AC&C) sales, which were partially offset by an increase in Semi-Cap sales. Revenue decreased year-over-year primarily due to decreases in Medical and AC&C sales, which were partially offset by increases in Semi-Cap and A&D sales.

Fourth Quarter 2024 Guidance

•
Revenue between $640 million - $680 million
•
Diluted GAAP earnings per share between $0.40 - $0.46
•
Diluted non-GAAP earnings per share between $0.53 - $0.59
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense, amortization of intangible assets and restructuring charges and other costs.

In the fourth quarter of 2024, stock-based compensation expense is expected to be $3.5 million, amortization of intangible assets is expected to be $1.2 million and restructuring and other charges are expected to be approximately $1.0 million.

Third Quarter 2024 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: semiconductor capital equipment, complex industrials, medical, commercial aerospace, defense, and advanced computing and communications. Benchmark’s global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for fourth quarter and fiscal year 2024 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges, stock-based compensation expense, amortization of intangibles, award of any tax incentives and capital expenditures, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Sales	$657,747	$719,695	$1,999,218	$2,147,622
Cost of sales	591,006	650,618	1,797,119	1,947,556
Gross profit	66,741	69,077	202,099	200,066
Selling, general and administrative expenses	36,636	35,509	111,990	111,379
Amortization of intangible assets	1,205	1,592	3,613	4,775
Restructuring charges and other costs	795	1,635	5,609	6,348
Income from operations	28,105	30,341	80,887	77,564
Interest expense	(6,569)	(8,475)	(20,747)	(23,183)
Interest income	2,811	1,343	7,329	4,223
Other (expense) income, net	(3,952)	2,384	(7,452)	280
Income before income taxes	20,395	25,593	60,017	58,884
Income tax expense	5,021	5,181	15,113	12,121
Net income	$15,374	$20,412	$44,904	$46,763
Earnings per share:
Basic	$0.43	$0.57	$1.25	$1.32
Diluted	$0.42	$0.57	$1.23	$1.30
Weighted-average number of shares used in calculating earnings per share:
Basic	36,051	35,647	35,970	35,535
Diluted	36,629	35,876	36,469	35,879

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$324,423	$277,391
Restricted cash	—	5,822
Accounts receivable, net	372,276	449,404
Contract assets	186,538	174,979
Inventories	581,901	683,801
Prepaid expenses and other current assets	43,569	44,350
Total current assets	1,508,707	1,635,747
Property, plant and equipment, net	224,164	227,698
Operating lease right-of-use assets	122,117	130,830
Goodwill and other long-term assets	294,009	280,480
Total assets	$2,148,997	$2,274,755

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$6,751	$4,283
Accounts payable	356,038	367,480
Advance payments from customers	145,350	204,883
Accrued liabilities	130,992	136,901
Total current liabilities	639,131	713,547
Long-term debt, net of current installments	272,000	326,674
Operating lease liabilities	114,181	123,385
Other long-term liabilities	21,009	32,064
Total liabilities	1,046,321	1,195,670
Shareholders’ equity	1,102,676	1,079,085
Total liabilities and shareholders’ equity	$2,148,997	$2,274,755

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net income	$44,904	$46,763
Depreciation and amortization	34,578	34,103
Stock-based compensation expense	10,740	12,331
Accounts receivable	76,479	12,937
Contract assets	(11,559)	(6,472)
Inventories	102,540	1,789
Accounts payable	(16,107)	(24,420)
Advance payments from customers	(59,533)	(8,879)
Other changes in working capital and other, net	(38,733)	(30,938)
Net cash provided by operating activities	143,309	37,214

Cash flows from investing activities:
Additions to property, plant and equipment and software	(24,221)	(66,713)
Other investing activities, net	483	588
Net cash used in investing activities	(23,738)	(66,125)

Cash flows from financing activities:
Share repurchases	(5,101)	—
Net debt activity	(52,596)	107,194
Other financing activities, net	(23,507)	(23,306)
Net cash (used in) provided by financing activities	(81,204)	83,888

Effect of exchange rate changes	2,843	(1,647)
Net increase in cash and cash equivalents and restricted cash	41,210	53,330
Cash and cash equivalents and restricted cash at beginning of year	283,213	207,430
Cash and cash equivalents and restricted cash at end of period	$324,423	$260,760

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	Sept 30,
	2024	2024	2024	2023	2023	2024	2023
Income from operations (GAAP)	$28,105	$27,253	$25,529	$32,100	$30,341	$80,887	$77,564
Restructuring charges and other costs	795	1,471	3,343	2,054	1,437	5,609	5,227
Stock-based compensation expense	4,379	4,185	2,176	2,955	3,674	10,740	12,331
Amortization of intangible assets	1,205	1,204	1,204	1,204	1,592	3,613	4,775
Asset impairment	—	—	—	—	198	—	1,121
Legal and other settlement loss (gain)	367	317	855	—	—	1,539	—
Customer insolvency (recovery)	—	(316)	—	—	—	(316)	—
Non-GAAP income from operations	$34,851	$34,114	$33,107	$38,313	$37,242	$102,072	$101,018
GAAP operating margin	4.3%	4.1%	3.8%	4.6%	4.2%	4.0%	3.6%
Non-GAAP operating margin	5.3%	5.1%	4.9%	5.5%	5.2%	5.1%	4.7%

Gross profit (GAAP)	$66,741	$67,950	$67,408	$71,004	$69,077	$202,099	$200,066
Stock-based compensation expense	413	326	426	416	420	1,165	1,239
Customer insolvency (recovery)	—	(316)	—	—	—	(316)	—
Non-GAAP gross profit	$67,154	$67,960	$67,834	$71,420	$69,497	$202,948	$201,305
GAAP gross margin	10.1%	10.2%	10.0%	10.3%	9.6%	10.1%	9.3%
Non-GAAP gross margin	10.2%	10.2%	10.0%	10.3%	9.7%	10.2%	9.4%

Selling, general and administrative expenses	$36,636	$38,022	$37,332	$35,646	$35,509	$111,990	$111,379
Stock-based compensation expense	(3,966)	(3,859)	(1,750)	(2,539)	(3,254)	(9,575)	(11,092)
Legal and other settlement (loss) gain	(367)	(317)	(855)	—	—	(1,539)	—
Non-GAAP selling, general and administrative expenses	$32,303	$33,847	$34,727	$33,107	$32,255	$100,876	$100,287

Net income (GAAP)	$15,374	$15,528	$14,002	$17,552	$20,412	$44,904	$46,763
Restructuring charges and other costs	795	1,471	3,343	2,899	1,437	5,609	5,227
Stock-based compensation expense	4,379	4,185	2,176	2,955	3,674	10,740	12,331
Amortization of intangible assets	1,205	1,204	1,204	1,204	1,592	3,613	4,775
Asset impairment	—	—	—	—	198	—	1,121
Legal and other settlement loss (gain)	367	317	855	(37)	(3,375)	1,539	(4,530)
Customer insolvency (recovery)	—	(316)	—	—	—	(316)	—
Income tax adjustments(1)	(1,406)	(1,437)	(1,393)	(1,280)	(529)	(4,236)	(3,536)
Non-GAAP net income	$20,714	$20,952	$20,187	$23,293	$23,409	$61,853	$62,151

Diluted earnings per share:
Diluted (GAAP)	$0.42	$0.43	$0.38	$0.49	$0.57	$1.23	$1.30
Diluted (Non-GAAP)	$0.57	$0.57	$0.55	$0.65	$0.65	$1.70	$1.73

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,629	36,497	36,401	35,956	35,876	36,469	35,879
Diluted (Non-GAAP)	36,629	36,497	36,401	35,956	35,876	36,469	35,879

Net cash provided by operations	$39,036	$55,816	$48,457	$137,079	$37,583	$143,309	$37,214
Additions to property, plant and equipment and software	(9,814)	(8,504)	(5,903)	(11,026)	(19,664)	(24,221)	(66,713)
Free cash flow (used)	$29,222	$47,312	$42,554	$126,053	$17,919	$119,088	$(29,499)

(1) This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.